EZCORP RELEASES SELECTED INFORMATION FOR THE SECOND QUARTER OF FISCAL 2015
Company receives deficiency notice from Nasdaq related to the delayed quarterly filing
AUSTIN, Texas (May 20, 2015) - EZCORP, Inc. (Nasdaq: EZPW), a leading provider of pawn and consumer loans in the United States, Mexico and Canada, has released selected financial and operating information for the second quarter of fiscal 2015 in a Current Report on Form 8-K filed with the Securities and Exchange Commission. As previously announced, the company delayed the filing of its Quarterly Report on Form 10-Q for the second quarter until it completes the review and analysis of certain errors identified in a portion of its Grupo Finmart loan portfolio. The Form 8-K discloses information about the second quarter that is unaffected by that review and contains more detail about the nature and scope of the Grupo Finmart review.
On May 14, 2015, the company received a written notice from The Nasdaq Stock Market stating that, due to the failure to timely file its Quarterly Report on Form 10-Q for the second quarter of fiscal 2015, the company is not currently in compliance with Nasdaq Listing Rule 5250(c)(1). The notice gives the company 60 days to submit a plan to regain compliance, and if that plan is accepted, the Nasdaq staff can grant an exception of up to 180 calendar days from the filing's due date. The notice was expected and has no immediate effect on the listing or trading of the company’s common stock on the Nasdaq Global Select Market. The company will submit a plan of compliance within the 60-day period, and believes that its plan will be an acceptable plan to regain compliance with the Nasdaq's listing rules.
A copy of the company’s filing on Form 8-K is available at http://investors.ezcorp.com/sec-filings.
About EZCORP
EZCORP is a leading provider of pawn loans and consumer loans in the United States, Mexico and Canada. With approximately 7,100 teammates and 1,350 locations and branches, we give our customers multiple ways to access instant cash, including pawn loans and consumer loans in the United States, Mexico and Canada, and fee-based credit services to customers seeking loans. At our pawn and buy/sell stores and online, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
EZCORP owns controlling interests in Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. (doing business under the names “Crediamigo” and “Adex”), a leading provider of consumer loans in Mexico, and in Renueva Commercial, S.A.P.I. de C.V., an operator of buy/sell stores in Mexico under the name “TUYO.” The company also has a significant investment in Cash Converters International Limited (CCV.ASX), which franchises and operates a worldwide network of over 750 stores that provide personal financial services and sell pre-owned merchandise.
Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including whether the company can complete, in the near future, the review and analysis of certain errors identified in a portion of its Grupo Finmart loan portfolio; whether the company can avoid additional late reports and whether the company can otherwise comply with applicable SEC and listing requirements. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact
Mark Trinske
Vice President, Investor Relations and Communications
EZCORP, Inc.
(512) 314-2220
Investor_Relations@ezcorp.com